UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2012

Cardinal Health, Inc.
(Exact Name of Registrant as Specified in Charter)

Ohio	1-11373	31-0958666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7000 Cardinal Place, Dublin, Ohio 43017
(Address of Principal Executive Offices) (Zip Code)
(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.
Cardinal Health, Inc. (the "Company") held its 2012 Annual Meeting of Shareholders (the "Annual Meeting") on November 2, 2012. For more information on the following proposals, see the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on September 14, 2012 (the "Proxy Statement"), the relevant portions of which are incorporated herein by reference.
The shareholders elected the 12 nominees to the Board of Directors, each to serve until the 2013 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified, and voted as follows:

Director	For	Against	Abstained	Broker Non-Votes
Colleen F. Arnold	270,459,963	1,303,885	266,228	26,775,944
George S. Barrett	261,099,648	10,659,550	270,878	26,775,944
Glenn A. Britt	266,118,720	5,621,204	290,152	26,775,944
Carrie S. Cox	269,216,375	2,516,313	297,388	26,775,944
Calvin Darden	270,277,237	1,401,415	351,424	26,775,944
Bruce L. Downey	270,409,675	1,322,850	297,551	26,775,944
John F. Finn	268,749,533	2,997,936	282,607	26,775,944
Clayton M. Jones	265,656,003	6,088,355	285,718	26,775,944
Gregory B. Kenny	265,954,102	5,723,884	352,090	26,775,944
David P. King	270,398,694	1,284,403	346,979	26,775,944
Richard C. Notebaert	268,992,257	2,720,514	317,305	26,775,944
Jean G. Spaulding, M.D.	270,139,787	1,622,562	267,727	26,775,944
The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013, and voted as follows:

For	295,555,928
Against	2,811,331
Abstained	438,761
Broker Non-Votes	0
The shareholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers, and voted as follows:

For	262,373,156
Against	9,255,858
Abstained	401,062
Broker Non-Votes	26,775,944
The shareholder proposal set forth in the Proxy Statement was not submitted to a vote at the Annual Meeting because the proponent failed to present the proposal at the meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: November 5, 2012	By:	/s/ Craig S. Morford
Name: Craig S. Morford
Title: Chief Legal and Compliance Officer

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